UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2015, Apache Corporation, a Delaware corporation (“Apache”), entered into a Credit Agreement among Apache, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents, and Royal Bank of Canada, HSBC Bank USA, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, National Association, and Mizuho Bank, Ltd., as Co-Documentation Agents (the “Credit Agreement”).

The Credit Agreement provides for a five-year revolving credit facility and aggregate commitments of US$3.5 billion (including a $750 million letter of credit subfacility), with rights to increase commitments up to an aggregate US$4.5 billion. Apache may increase commitments by adding additional lenders or by allowing one or more existing lenders to increase their commitments by up to an aggregate US$1.0 billion. Proceeds of borrowings may be used for general corporate purposes.

In connection with entry into the Credit Agreement, Apache terminated an aggregate $5.3 billion in commitments under existing credit facilities and reduced its commercial paper program to $3.5 billion, which is fully supported by the committed borrowing capacity under the Credit Agreement.

Borrowers under the Credit Agreement may include Apache and certain subsidiaries domiciled in the United States (each a “Borrower”). Each Borrower may borrow, prepay, and reborrow loans and obtain letters of credit, and Apache may obtain letters of credit for the account of its subsidiaries, in each case subject to representations and warranties, covenants, and events of default that are substantially similar to those in the credit facilities it terminated upon entry into the Credit Agreement as described further below. The aggregate amount at any time outstanding under the Credit Agreement may not exceed the total commitments thereunder at that time.

All amounts outstanding under the Credit Agreement are due June 4, 2020, provided that Apache may twice request that the maturity date be extended for successive one-year periods expiring one year from the then scheduled maturity date. No lender is obligated to consent to any extension; however, Borrower may elect to repay loans from any non-consenting lender and terminate its loan commitment, or replace any non-consenting lender, and in either case, proceed with the requested extension with respect to the remaining balance of the loan commitments, provided that lenders having at least 51% of the aggregate total loan commitments have agreed to the requested extension.

All borrowings under the Credit Agreement bear interest at one of the following two rate options, as selected by Borrower:

•	A base rate plus a margin, with the (i) base rate being a rate per annum equal to the greatest of (a) the prime rate as announced by the Administrative Agent, (b) the federal funds rate plus 0.50%, and (c) the London Interbank Offered Rate (“LIBOR”) for a one-month interest period plus 1.0%, and (ii) margin (“Base Rate Margin”) being a rate per annum that varies from 0.0% to 0.30% based on the rating for Apache’s senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money (“Long-Term Debt Rating”); or

•	LIBOR plus a margin (“Eurodollar Margin”) at a rate per annum varying from 0.69% to 1.30% based on Apache’s Long-Term Debt Rating. For LIBOR-based interest rates, Apache may select an interest period of one, two, three, or six months or one week.

The Credit Agreement also requires Borrower to pay a facility fee equal to a per annum rate that varies from 0.06% to 0.20% of the full amount of the commitments based on its Long-Term Debt Rating.

Currently, the Base Rate Margin is 0.0%, the Eurodollar Margin is 1.00%, and the facility fee is 0.125%.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

The Credit Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Apache. Representations, warranties, and covenants in the Credit Agreement were made only for purposes of the Credit Agreement, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Credit Agreement. Representations and warranties in the Credit Agreement may have been made as of specific dates and for purposes of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Apache or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of a Credit Agreement, which subsequent information may or may not be fully reflected in Apache’s public disclosures.

In connection with entry into the Credit Agreement, an aggregate $5.3 billion in commitments under credit facilities of, or guaranteed by, Apache were terminated as follows:

•	Apache elected to terminate effective June 4, 2015, the aggregate $4.7 billion of commitments under the (i) Credit Agreement, dated as of December 11, 2014, among Apache and the lenders and agents party thereto, (ii) Credit Agreement, dated as of June 4, 2012, among Apache and the lenders and agents party thereto, and (iii) Credit Agreement, dated as of August 12, 2011, as amended, among Apache and the lenders and agents party thereto;

•	Apache Canada Ltd. elected to terminate effective June 4, 2015, the $300 million of commitments under the Credit Agreement, dated as of June 4, 2012, among it and the lenders and agents party thereto; and

•	Apache Energy Limited elected to terminate effective June 3, 2015, the $300 million of commitments under the Credit Agreement, dated as of June 4, 2012, among it and the lenders and agents party thereto.

In addition, Apache reduced its commercial paper program from $5.0 billion to $3.5 billion coincident with the effectiveness of the Credit Agreement and the foregoing terminations to align its commercial paper program with the committed borrowing capacity under the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of June 4, 2015, among Apache Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents, and Royal Bank of Canada, HSBC Bank USA, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, National Association, and Mizuho Bank, Ltd., as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: June 9, 2015	/s/ Matthew W. Dundrea
Matthew W. Dundrea
Senior Vice President – Treasury and Administration

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 4, 2015, among Apache Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents, and Royal Bank of Canada, HSBC Bank USA, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Wells Fargo Bank, National Association, and Mizuho Bank, Ltd., as Co-Documentation Agents.